File No. 024-12389

As filed with the Securities and Exchange Commission on June 13, 2024

This Exhibit Only filing is to correct a typographical error that was submitted in Part 1 of the 1-A/A filing of Energea Portfolio 4 USA LLC, filed with the SEC on June 6, 2024.

Part III - Exhibits

Index to Exhibits and Description of Exhibits

Exhibit No.	Description of Exhibit
2.1**
Certificate of Formation of the Company filed with the Delaware Secretary of State on March 11, 2021 (incorporated by reference to the copy thereof filed as Exhibit 1A-2A to the Company's Form 1-A filed January 4, 2024).

2.2**	Limited Liability Company Agreement of the Company dated March 22, 2021 (incorporated by reference to the copy thereof filed as Exhibit 1A-2B to the Company's Form 1-A filed January 4, 2024).
2.3**	Authorizing Resolution of the Company dated March 22, 2021 (incorporated by reference to the copy thereof filed as Exhibit 1A-2C to the Company's Form 1-A-2C filed January 4, 2024).
3.1**	Redemption Plan (incorporated by reference to the copy thereof filed as Exhibit 3.1 to the Company's Form 1-A filed April 2, 2024).
4.1**	Form of Investment Agreement (incorporated by reference to the copy thereof filed as Exhibit 1A-4A to the Company's Form 1-A filed January 4, 2024).
6.1**
Solar Power Purchase Agreement between Phytoplankton Ponus Ridge Solar LLC and New Canaan Public Schools dated December 2, 2020 (incorporated by reference to the copy thereof filed as Exhibit 1A-4B to the Company's Form 1-A filed January 4, 2024).

6.2**
Solar Photovoltaic (PV) System Construction Agreement between Centurion Solar Energy LLC and Phytoplankton Ponus Ridge Solar LLC dated December 4, 2020 (incorporated by reference to the copy thereof filed as Exhibit 1A-4C to the Company's Form 1-A filed January 4, 2024).

6.3**
Operation and Maintenance Agreement between Phytoplankton Ponus Ridge Solar LLC and Plankton Asset Management LLC dated as of December 11, 2020 (incorporated by reference to the copy thereof filed as Exhibit 1A-4D to the Company's Form 1-A filed January 4, 2024).

6.4**
Development and Construction Management Agreement between Plankton Energy LLC and the Company dated March 31, 2021 (incorporated by reference to the copy thereof filed as Exhibit 1A-4E to the Company's Form 1-A filed January 4, 2024).

6.5**
Membership Interest Purchase Agreement between Plankton Energy LLC and the Company dated March 30, 2021 (incorporated by reference to the copy thereof filed as Exhibit 1A-4F to the Company's Form 1-A filed January 4, 2024).

11.1**	Consent of Independent Auditor (Whittlesey PC) dated June 5, 2024 (incorporated by reference to the copy thereof filed as Exhibit 11.1 to the Company's Form 1-A filed June 6, 2024)
11.2**	Consent of Goodwin Procter (included in Exhibit 12)
12**	Legal opinion of Goodwin Procter (incorporated by reference to the copy thereof filed as Exhibit 12 to the Company's Form 1-A filed May 3, 2024)

* Filed herewith
**Previously filed

Signatures

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chester, State of Connecticut, on June 13, 2024.

Energea Portfolio 4 USA LLC

By: Energea Global LLC

By MICHAEL SILVESTRINI
Name: Mike Silvestrini
Title: Manager

Energea Global LLC

By: Energea Global LLC

By MICHAEL SILVESTRINI
Name: Michael Silvestrini
Title: Co-Founder and Managing Partner

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By MICHAEL SILVESTRINI
Name: Mike Silvestrini
Title: Managing Partner

Date: June 13, 2024